UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2021

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher Sebes to Audit Committee

On March 30, 2021, the board of directors (the “Board”) of ShiftPixy, Inc. (“we,” “us” and “our”) appointed Christopher Sebes to the Audit Committee. The Board's appointment was based on its determination that Mr. Sebes is independent and qualified to serve on the Audit Committee under the applicable rules, regulations and listing requirements of The Nasdaq Stock Market LLC and the U.S. Securities and Exchange Commission (the “SEC”). Mr. Sebes’ appointment to the Audit Committee is effective as of March 30, 2021. Mr. Sebes was previously appointed to the Board on February 7, 2020.

Amendment to the ShiftPixy, Inc. 2017 Stock Option/Stock Issuance Plan

On March 31, 2021, we held our 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, our shareholders approved an amendment to the ShiftPixy, Inc. 2017 Stock Option/Stock Issuance Plan (the “Plan”). The Plan was amended to, among other things, increase the total number of shares of common stock authorized for issuance thereunder by an additional 2,750,000 shares of common stock.

A detailed summary of the amendments to the Plan is set forth in our Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the SEC on February 9, 2021 (the "Proxy Statement") under the caption “Proposal No. 2--Approval of Amendments to the Company’s 2017 Stock Option/Stock Issuance Plan.” That detailed summary of the amendments to the Plan and the foregoing description of the amendment to the Plan are qualified in their entirety by reference to the full text of the Plan, as amended to date, which is filed hereto as Exhibit 10.1 and incorporated by reference into Item 5.02 of this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the holders of 16,190,975 shares of our common stock, or approximately 77.46% of our outstanding shares of common stock, were represented in person or by proxy and, therefore, a quorum was present. At the Annual Meeting, our shareholders considered six proposals, which are described briefly below and in more detail in the Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1 – Election of Directors

Our shareholders elected the following directors for one-year terms expiring at our 2022 Annual Meeting of Shareholders by the following votes:

Nominees	Shares Voted For	Shares Withheld
Scott W. Absher	13,763,866	69,557
Kenneth W. Weaver	13,478,766	354,657
Whitney J. White	13,477,651	355,772
Christopher Sebes	13,802,099	31,324
Amanda Murphy	13,761,502	71,921

Proposal 2 – Approval of Amendments to the Company’s 2017 Stock Option/Stock Issuance Plan

Our shareholders voted to approve the amendments to the Plan and the award of certain stock option grants pursuant to the Plan as described in the Proxy Statement by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
13,358,227	463,285	11,911

Proposal 3 – Approval of an Amendment to Our Amended and Restated Articles of Incorporation

Our shareholders voted to approve the amendment to our Amended and Restated Articles of Incorporation as described in the Proxy Statement by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
13,778,975	44,787	9,661

Proposal 4 – Ratification of Independent Registered Public Accounting Firm

Our shareholders ratified the appointment of Marcum LLP as our independent auditors for the fiscal year ending August 31, 2021 by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
16,079,763	82,079	29,133

Proposal 5 – Approval of an Advisory Vote on the Compensation of our Named Executive Officers

Our shareholders voted to approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “Say-On-Pay Vote”), as described in the Proxy Statement, by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
13,724,404	94,991	14,028

Proposal 6 – Approval of an Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of our Named Executive Officers

Our shareholders voted to approve, on a non-binding, advisory basis, the frequency of holding an advisory vote on the compensation of our named executive officers (the “Say-On-Frequency Vote”) by the following votes:

3 Years	2 Years	1 Year	Abstentions
13,267,208	49,208	473,246	43,761

After taking into consideration the results of the Say-On-Frequency Vote at the Annual Meeting, the Board has determined to include Say-On-Pay Votes in our proxy materials every three years until the next required Say-On-Frequency Vote by the shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	ShiftPixy, Inc. 2017 Stock Option/Stock Issuance Plan (incorporated by reference to Appendix A of our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on February 9, 2021).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: April 1, 2021	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director